UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 18 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2009

NITAR TECH CORP.

(Exact name of small business issuer as specified in its charter)

Delaware                      333-127170                          98-0476582

   (State or other Jurisdiction      Commission File Number)    (IRS Employer Identification

of incorporation)                                                                                           Number)

3950 Worthview Place

Mississauga, Ontario, CANADA L5N 6S7

(Address of principal executive offices, including zip code)

(905) 824-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Company has signed an Agreement for the Exchange of Common Stock with Winscon Electronics Co. Ltd. The signing represents a definitive closing document regarding the Letter of Intent to Purchase, filed on July 15, 2009, whereby Nitar would acquire the 49% share interest in Winscon Electronics Co. Ltd. owned by Liconix Industries Inc.

  Item 9.01 Financial Statements and Exhibits

(d)           Exhibit                      Description

              10.1                           Agreement for the Exchange of Common Stock

______________________________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2009                                               Nitar Tech Corp.

                                                                                               /S/

                                                                                    ____________________

                                                                                     Luiz A. Brasil, CEO

Exhibit 10.1

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

This agreement dated this 19th day of August, 2009 between NITAR TECH CORP. ("NITAR") and Patrick Chen the owner of Liconix Industries, Inc., and Winscon Electronics (Huizhou) Co., Ltd.  (hereinafter referred as “The Sellers”) is for the purpose of setting forth the terms and conditions upon which NITAR will receive from The Sellers, 80% of  all Shares and Assets of Winscon owned by The Sellers. The assets to be transferred to Nitar from Patrick Chen is the 49% Share  Interest in Winscon Electronics (Huizhou) Co., Ltd. 6-3-3 Industrial Central District, Shuikou Town, Huizhou City, Guangdong, Peoples Republic of China, Postal Code: 516005. Prior to March 1st, 2010 the shareholder owning 51% will transfer 31% of their interest to Nitar Tech, Corp. This agreement shall be effective as of the date first stated herein.

In consideration of the mutual promises, covenants, and representations contained herein,

THE SELLER and NITAR AGREE AS FOLLOWS:

ARTICLE I

NITAR agrees to issue from Treasury to the Sellers, upon receipt of the 80% interest of Winscon Electronics (Huizhou) Co., Ltd, 6,000,000 Common Shares of Nitar Tech Corp. under the following conditions,

THE SELLERS shall transfer and assign to Nitar 80% all Assets, Shares and all other tangible and intangible property rights and ownership of Winscon Electronics (Huizhou) Co., Ltd.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

NITAR is a corporation duly organized, validly existing, and in good standing under the laws of The State of Delaware, has all necessary corporate powers to enter into this agreement . All actions taken by the Directors and/or shareholders of NITAR have been valid and in accordance with the laws of The State of Delaware.

The execution of this exchange of shares by Nitar, will not conflict with or result in any of the provisions of or constitute a default under any law, or other instrument to which any of them are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, that would cause The Seller to be liable to any other party.

None of representations and warranties made by The Seller, or in any certificate or memorandum furnished or to be furnished hereunder by The Seller contain or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading to Nitar.

The Seller has complied with, and is not in violation of any local statute, law, and/or regulation pertaining to The Seller.

The Seller is not subjected to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

Prior to the closing, The Seller have conduct their business in the normal course, and have not without the prior written approval of Nitar, incur any liabilities not disclosed to Nitar, transfer or dispose of any of the assets owned of  Winscon, or enter into any contract, guarantee obligations of any third party.

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK and any provision hereof, may not be waived, changed, modified, or discharged orally, but only in writing signed by the parties hereto.

AGREEMENT FOR THE EXCHANGE OF COMMON STOCK contains the entire understanding between the parties hereto, and supersedes all prior and understandings both oral and written.

All notices, requests, demands, and other communications under this AGREEMENT FOR THE EXCHANGE OF COMMON STOCK shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified postage prepaid, and properly addressed as follows.

The Seller:

Patrick Chen,

Liconix Industries Inc.

78-35 Springfield Blvd.

Oakland Gardens,

New York, USA  11364

To NITAR:

NITAR TECH CORP

Luiz A. Brasil,  President

3950 Worthview Pl.

Mississauga, Ontario, Canada  L5N 6S7

All representations, warranties, covenants, contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall, survive the closing of this AGREEMENT FOR THE EXCHANGE OF COMMON STOCK .

The parties hereto shall cooperate with each other to achieve the purpose of this AGREEMENT FOR THE EXCHANGE OF COMMON STOCK, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

Submitted and Received as of the 19th day of August, 2009.

The Seller

         S/S

________________________

Patrick Chen, Director

NITAR TECH CORP.

       S/S

________________________

Luiz A. Brasil.  President